Exhibit 99.1

BYTE Acquisition Corporation Announces Exercise and Closing of Over-Allotment Option in Initial Public Offering Resulting in Approximately $324 Million of Gross IPO Proceeds

NEW YORK, NY – April 7, 2021 – BYTE Acquisition Corporation (the “Company”), a special purpose acquisition company, today announced that Citigroup Global Markets Inc. partially exercised its over-allotment option resulting in the issuance of an additional 2,369,251 units at a price of $10.00 per unit, for gross proceeds of approximately $23.7 million. Combined with the previously announced initial public offering of 30,000,000 units at a price of $10.00 per unit, this resulted in gross IPO proceeds of $323.7 million. The units began trading on The Nasdaq Capital Market (“Nasdaq”) on March 19, 2021, under the ticker symbol "BYTSU".

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units commence separate trading, the Class A ordinary shares and warrants are expected to be respectively listed on Nasdaq under the symbols “BYTS” and “BYTSW”. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Citigroup Global Markets Inc. acted as sole book-running manager for the offering.

A registration statement relating to the securities became effective on March 17, 2021. The offering was made only by means of a prospectus, which forms a part of the registration statement. Copies of the prospectus may be obtained for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. Alternatively, copies may be obtained, when available, from Citigroup Global Markets Inc., Attention: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 800-831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BYTE Acquisition Corporation

BYTE Acquisition Corporation is a newly formed blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. While the Company may pursue an acquisition opportunity in any industry or sector, we intend to focus our search for targets in the Israeli technology industry, including those engaged in enterprise software, SaaS, cybersecurity, cloud computing, artificial intelligence (“AI”) and robotics, fintech, automotive technology, semiconductors, medical technology and that offer differentiated technology platforms and products. For more information on BYTE Acquisition Corporation, please visit www.bytespac.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for a Business Combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

BYTS Company Contact:

Sam Gloor, CFO

(917) 969-9250

info@bytespac.com

BYTS Investor Relations Contact:
Chris Tyson/Doug Hobbs

SPAC Alpha IR+
(949) 491-8235

BYTS@mzgroup.us